Exhibit (h)(3)(xxiv)

SCHEDULE A

TO THE EXPENSE LIMITATION AGREEMENT FOR

CERTAIN SERIES OF ALLIANZ FUNDS MULTI-STRATEGY TRUST

Revised as of March 23, 2015

New Funds

Fund Name	Expense Limitation Expiration Date	Recoupment Period Expiration Date
AllianzGI Behavioral Advantage Large Cap Fund	03/31/16	11/30/19
AllianzGI Best Styles Emerging Markets Equity Fund	03/31/16	11/30/19
AllianzGI Best Styles Global Equity Fund	03/31/16	11/30/19
AllianzGI Best Styles International Equity Fund	03/31/16	11/30/19
AllianzGI Best Styles U.S. Equity Fund	03/31/16	11/30/19
AllianzGI China Equity Fund	03/31/16	11/30/19
AllianzGI Convertible Fund**	03/31/14	11/30/17
AllianzGI Emerging Markets Consumer Fund	03/31/16	11/30/19
AllianzGI Emerging Markets Debt Fund	03/31/16	11/30/19
AllianzGI Emerging Markets Small-Cap Fund	03/31/16	11/30/19
AllianzGI Europe Equity Dividend Fund	03/31/16	11/30/19
AllianzGI Global Allocation Fund**	03/31/16	11/30/19
AllianzGI Global Dynamic Allocation Fund	03/31/16	11/30/19
AllianzGI Global Fundamental Strategy Fund	03/31/16	11/30/19
AllianzGI Global Managed Volatility Fund	03/31/16	11/30/19
AllianzGI Global Megatrends Fund	03/31/16	11/30/19
AllianzGI Global Sustainability Fund	03/31/16	11/30/19
AllianzGI Global Water Fund*	03/31/14	11/30/17
AllianzGI High Yield Bond Fund**	03/31/14	11/30/17
AllianzGI International Growth Fund	03/31/16	11/30/19
AllianzGI International Small-Cap Fund**	03/31/16	11/30/19
AllianzGI Micro Cap Fund**	03/31/16	11/30/19
AllianzGI Multi-Asset Real Return Fund	03/31/16	11/30/19
AllianzGI NFJ Emerging Markets Value Fund	03/31/16	11/30/19
AllianzGI NFJ Global Dividend Value Fund	03/31/16	11/30/19
AllianzGI NFJ International Small-Cap Value Fund	03/31/16	11/30/19
AllianzGI NFJ International Value II Fund	03/31/16	11/30/19
AllianzGI Short Duration High Income Fund***	03/31/16	11/30/19
AllianzGI Structured Return Fund	03/31/16	11/30/19
AllianzGI Ultra Micro Cap Fund**	03/31/14	11/30/17
AllianzGI U.S. Equity Hedged Fund	03/31/16	11/30/19
AllianzGI U.S. Small-Cap Growth Fund**	03/31/16	11/30/19

*	No expense limitation applied to the AllianzGI Global Water Fund from 12/1/08 through 3/31/10.
**	The waiver period under this Agreement commences as of April 1, 2011 for the noted Funds. Prior to that, the noted New Funds were subject to the terms of separate Expense Limitation Agreements dated April 20, 2009 (for AllianzGI Global Allocation Fund) and March 31, 2010 (for the other noted New Funds). The amount of any recoupment of fees under such prior agreement with respect to a given year shall be deemed to reduce the amount of recoupment payable to the Manager under this Agreement with respect to such year.

[Schedule A to Expense Limitation Agreement]

***	Effective April 1, 2015, the expense limitations for Classes A, C, P and Institutional Class shares of AllianzGI Short Duration High Income were terminated. The expense limitation is being continued through March 31, 2016 for the Class D shares only

[Signature page follows.]

[Schedule A to Expense Limitation Agreement]

IN WITNESS WHEREOF, the Trust and the Manager have each caused this Schedule A to the Expense Limitation Agreement to be signed on its behalf by its duly authorized representative, as of the date first above written.

ALLIANZ FUNDS MULTI-STRATEGY TRUST

By:	/s/ Julian Sluyters
Name:	Julian Sluyters
Title:	President and Chief Executive Officer

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

By:	/s/ Julian Sluyters
Name:	Julian Sluyters
Title:	Managing Director

[Schedule A to Expense Limitation Agreement – Signature Page]